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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                       ADVANTAGE MARKETING SYSTEMS, INC.

                                   ARTICLE I

                                    OFFICES

Section 1. Principal Office. The principal office of the Corporation shall be located within or without the state of incorporation and as may be determined by the Board of Directors.

Section 2. Registered Office. The registered office of the Corporation required by law to be maintained in the state of incorporation may be, but need not be, identical with the principal office of the Corporation. The address of the registered office may be changed from time to time by the Board of Directors.

Section 3. Other Offices. The Corporation may have offices at such other places, either within or without the state of incorporation as the Board of Directors may designate or as the business of the Corporation may require from time to time.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on a date designated by the Board of Directors, which shall be within nine (9) months next following the end of the fiscal year of the Corporation, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated for the annual meeting of shareholders, or at any adjournment thereof, the directors shall cause the meeting to be held as soon thereafter as convenient. If there be a failure to hold the annual meeting of shareholders for a period of thirty (30) days after the date designated therefor, or if no date has been designated for a period of thirteen (13) months after the organization of the Corporation or after its last annual meeting, the district court may summarily order a meeting to be held upon the application of any shareholder or director. The shares of stock represented at such meeting either by person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting.

Section 3. Special Meetings. Special meetings of the shareholders may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or, at the written request of the holders owning of record ten percent (10%) or more of all shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 4. Place of Meetings. The Board of Directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the state of incorporation as the place for the holding of such meeting. If no designation

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               is made or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

Section 5. Notice of Meetings. Written or printed notice stating the time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder of the Corporation at the shareholder's address as it appears on the records of the Corporation, with postage thereon prepaid. In addition to the foregoing, notice of a substitute annual meeting shall state that the annual meeting was not held on the day designated by these Bylaws and that such substitute annual meeting is being held in lieu of and is designated as such annual meeting.

               When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, no notice need be given of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken.

Section 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed at least ten (10) days immediately preceding such meeting.

               In lieu of closing the stock transfer books, the Board of Directors may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

               If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

               When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 7. Voting Lists. The Secretary shall make, at least ten (10) days prior to the convening of any shareholders' meeting, a list of all persons entitled to represent shares at such meeting, arranging the names alphabetically, with the number of shares entitled to be voted by each set opposite their respective names. Such list shall be open to the examination of any shareholder during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the

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               meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

               The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

               In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

Section 9. Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney-in-fact. The appointment of a proxy shall be filed in writing with the Secretary at, or before, the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

               A proxy is not valid after the expiration of five years from the date of its execution, unless the person executing it specifies thereon the length of time for which it is to continue in force, or limits its use to a particular meeting. The termination of a proxy's authority by act of the shareholder shall, subject to the time limitation set forth herein, be ineffective until written notice of the termination has been given to the Secretary. A proxy's authority shall not be revoked by the death or incapacity of the maker unless, before the vote is cast or the authority is exercised, written notice of such death or incapacity is given to the Corporation.

Section 10. Voting of Shares. Each outstanding share of capital stock entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, subject to the voting rights and privileges, lack thereof, or limitations thereon, of the class or series of capital stock.

               At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares standing of record in his name for each person nominated as a director to be elected and for whose election he has a right to vote.

               Treasury shares, or other shares not at the time outstanding, shall not, directly or indirectly, be voted at any shareholders' meeting or counted in calculating the actual voting power of shareholders at any given time, but shares of Corporation stock held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares and the actual voting power of the shareholders at any given time.

               Every stock vote at a meeting of shareholders shall be taken by written ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent permitted by law, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The

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               Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

Section 11. Votes Required. The vote of a majority of the shares voted at a meeting of shareholders, duly held at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting except as otherwise provided by law or by these Bylaws.

Section 12. Informal Action by Shareholders. Except as otherwise provided by law, any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Oklahoma, it principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

               Each written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the Corporation, a written consent or consents signed by a sufficient number of holder to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.


                                  ARTICLE III

                               BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications. The number of directors constituting the Board of Directors shall consist of not less than one nor more than fifteen (15), the number of directors shall be determined by resolution of the Board of Directors.

               The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1996 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 1997 annual meeting of shareholders; and the term of the initial Class III directors shall terminate on the date of the 1998 annual meeting of shareholders. At each annual meeting of shareholders beginning in 1996, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

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               Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of designation establishing such preferred stock, and such directors so elected shall not be divided into classes pursuant to this Section unless expressly provided by such terms.

               The directors shall be elected at the annual or adjourned annual meeting of the shareholders (except as herein otherwise provided for the filling of vacancies) and each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor shall have been elected and qualified.

               Directors need not be residents of the state of incorporation nor shareholders of the Corporation.

Section 3. Vacancies. Any vacancy occurring in the Board of Directors including any vacancy created by an increase in the authorized number of directors elected by all of the shareholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum or by the sole remaining director.

               Any director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. At a special meeting of shareholders, the shareholders may elect a director to fill any vacancy not filled by the directors.

Section 4. Removal. The entire Board of Directors, or any individual director, may be removed at any time, with or without cause, by a vote of the shareholders holding a majority of the outstanding shares entitled to vote at an annual or special meeting of shareholders. However, unless the entire Board is removed, an individual director shall not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a director.

Section 5. Chairman of Board. There may be a Chairman of the Board of Directors elected by the directors from their number at the annual meeting of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.


                                   ARTICLE IV

                             MEETINGS OF DIRECTORS

Section 1. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place, as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the state of incorporation, for the holding of additional regular meetings without other notice than such resolution.

Section 2. Special Meetings. Special meetings of the Board of Directors may be called by the President or by a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the Board of Directors called by them.

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Section 3.     Notice. Notice of special meetings of the Board of Directors shall be given to each director not less than three (3) days before the date of the meeting by any usual means of communication. All business to be transacted at, and all purposes of, any regular or special meeting of the Board of Directors must be specified in the notice or waiver of notice of such meeting.

Section 4. Waiver by Attendance. Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Quorum. A majority of the number of directors fixed by or in accordance with these Bylaws, excluding any vacancies, shall constitute a quorum for the transaction of business.

Section 6. Manner of Acting. Except as otherwise provided in these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The Chairman of the Board of Directors, if one has been elected, shall preside at all meetings of the Board and committees of which he is a member. The chairman shall have such powers and perform such duties as may be authorized by the Board of Directors.

Section 7. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote or abstention is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent of such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary promptly after the adjournment of the meeting. An abstention shall be deemed a negative vote. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 8. Informal Action by Directors. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the members of the Board. Such writing or memorandum shall be filed with the Secretary as part of the corporate records.

Section 9. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 10. Compensation of Directors. Directors, a such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for services as directors, including, without limitation, their services as members of committees of committees of the Board of Directors.


                                   ARTICLE V

                                   COMMITTEES

Section 1. Creation. The Board of Directors, by resolution adopted by a majority of directors, may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of

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               the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors may fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless by resolution of the Board of Directors, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock, or to adopt a certificate of ownership and merger.

Section 2. Removal. Any member of a committee may be removed at any time with or without cause by a majority of the number of directors fixed by these Bylaws.

Section 3. Minutes. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 4. Responsibility of Directors. The designation of a committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.


                                   ARTICLE VI

                                    OFFICERS

Section 1. Officers of the Corporation. The officers of the Corporation shall consist of a Chief Executive Officer, President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurer, and other officers as the Board of Directors may from time to time elect. The same person may at the same time hold any of the above named offices.

Section 2. Election and Term. The officers of the Corporation shall be elected by the Board of Directors and each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor shall have been elected and qualified.

Section 3. Compensation of Officers. The compensation of all officers of the Corporation shall be fixed by the Board of Directors and no officer shall serve the Corporation in any other capacity and receive compensation therefor unless such additional compensation be authorized by the Board of Directors.

Section 4. Removal of Officers and Agents. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best

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               interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5. Bonds. The Board of Directors may, by resolution, require any officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 6. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders. He shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7. President. The President shall be the chief operating officer of the Corporation and, subject to the control of the Board of Directors and supervision of the Chief Executive Officer, shall, in general, supervise and control all of the business and affairs of the Corporation. He shall in the absence of the Chief Executive Officer, when present, preside at all meetings of the shareholders. The President shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of chief operating officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 8. Vice Presidents. In the absence of the Chief Executive Officer and the President or in the event of their deaths, inabilities or refusals to act, the Vice Presidents in the order of their length of service as Vice Presidents, unless otherwise determined by the Board of Directors, shall perform the duties of the Chief Executive Officer and the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and President. A Vice President may sign certificates for shares of the Corporation. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chief Executive Officer, President, or Board of Directors.

Section 9. Secretary. The Secretary shall: (a) keep the minutes of the meetings of shareholders, of the Board of Directors and of all executive committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chief Executive Officer and/or President, certificates for shares of the Corporation, the issuance of which shall have been authorized

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               by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties as from time to time may be assigned to him by the Chief Executive Officer, President or by the Board of Directors.

               The Secretary shall keep, or cause to be kept in the state of incorporation at the Corporation's registered office and principal place of business, a record of the Corporation's shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

Section 10. Assistant Secretaries. In the absence of the Secretary or in the event of the Secretary's death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be assigned to them by the Secretary, by the Chief Executive Officer, President, or the Board of Directors.

               Any Assistant Secretary may sign, with the Chief Executive Officer or President, certificates for shares of the Corporation.

Section 11. Treasurer. The Treasurer shall: (a)have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such depositories as shall be selected in accordance with the provisions of Article VII, Section 4 of these Bylaws; and (b) in general, perform all of the duties as from time to time may be assigned to him by the Chief Executive Officer, President or the Board of Directors.

               The Treasurer shall prepare, or cause to be prepared, a true statement of the Corporation's assets and liabilities as of the close of each fiscal year, all in reasonable detail, which statement shall be made and filed at the Corporation's registered office or principal place of business in the state of incorporation within four months after the end of such fiscal year and thereat kept available for a period of at least ten years. Such statement shall include, when applicable, a statement of the then current conversion rate of any outstanding securities and a statement of the number of shares covered by any outstanding options and the price at which the options are exercisable.

Section 12. Assistant Treasurer. In the absence of the Treasurer or in the event of the Treasurer's death, inability or refusal to act, the Assistant Treasurer, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. He shall perform such other duties as may be assigned to him by the Treasurer, the Chief Executive Officer, President, or by the Board of Directors.

Section 13. Divisional Officers. The Board of Directors may from time to time appoint officers of various divisions of the Corporation. Divisional officers shall not by virtue of such appointment become officers of the Corporation. Subject to the direction of the Chief Executive Officer or President of the Corporation, the president of a division shall have general charge, control and supervision of all the business operations of such division, and the other divisional officers shall have such duties and authority as may be prescribed by the president of such division.

                                  ARTICLE VII

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loan shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors may select.


                                 ARTICLE VIII

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. The Corporation shall issue and deliver to each shareholder certificates representing all fully paid shares owned by him. Certificates shall be signed by the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the President or Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

Section 2. Transfer of Shares. Subject to the transfer restrictions permitted by Section 1055 of the Oklahoma General Business Corporation Act and to stop transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, transfer of shares of the Corporation shall be made on the stock transfer books of the Corporation only if: (a) the share certificate is endorsed by the appropriate person or persons; (b) reasonable assurance is given that those endorsements are genuine and effective; (c) the Corporation has no duty to inquire into adverse claims in connection with the shares or has discharged any such duty; (d) any applicable law relating to the collection of taxes has been complied with; and (e) the transfer is in fact rightful or to a bona fide purchaser.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum as the Corporation may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Holder of Record. Prior to due presentment for transfer of the shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner.

Section 5. Treasury Shares. Treasury shares of the Corporation shall consist of such shares as have been issued and thereafter acquired but not canceled by the Corporation. Treasury shares shall not carry voting or dividend rights.



                                  ARTICLE IX

         INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 1.    Right to Indemnification.

                       (a) To the fullest extent and in the manner permitted by the laws of the State of Oklahoma, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful ("Indemnitee"). The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonably cause to believe that his conduct was unlawful.

                       (b) The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                       (c) To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                       (d) Any indemnification under the provisions of subsection (a) or (b) of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) or (b) of this section. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

                       (e) For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation of its separate existence had continued.

                       (f) For purposes of this Article, references to (i) "other enterprises" shall include, without limitation, an "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") or otherwise,
              (ii) "fines" shall include any excise taxes or penalties assessed on a person with respect to an employee benefit plan under ERISA or otherwise, and (iii) "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services, by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. Furthermore, for purposes of this Article, a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article.

                       (g) The indemnification and advancement of expenses provided by or granted pursuant to this Article, unless otherwise provided when authorized or ratified, shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such Indemnitee.

Section 2. Right to Advancement of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (hereinafter an "undertaking") by or on behalf of such director or officer to repay such amount if it shall ultimately be determined by final judicial decision from which there is not further right of appeal (hereinafter a "final adjudication") that he is not entitled to be indemnified by the Corporation as authorized by the provisions of this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 3. Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office or serving as a director.

Section 4. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whither or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 5. Right of Indemnitee to Bring Suit. In the event a claim under this Article is not paid in full by the Corporation within sixty
              (60) days after a written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the Indemnitee, in addition to indemnification pursuant to this the other provisions of this Article, shall be entitled to be paid the expenses of prosecuting such suit against the Corporation, including reasonable attorneys' fees and costs. The Corporation shall be entitled to assert as a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the Oklahoma General Corporation Act and the Corporation shall be entitled to recover any advancement of expenses upon a final adjudication in (i) any suit brought by the Indemnitee to enforce a right to indemnification under the Article (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking by the Indemnitee. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstance because the Indemnitee has met the applicable standard of conduct set forth in the Oklahoma General Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking by the Indemnitee, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

                                   ARTICLE X

                              GENERAL PROVISIONS

Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its charter.

Section 2. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director by law, by the charter or by these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 3. Fiscal Year. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the fiscal year beginning on the first day of January of each year and ending on the following thirty-first day of December.

Section 4. Amendments. These Bylaws may be altered, amended or repealed or new bylaws may be adopted at any regular or special meeting of the shareholders or of the Board of Directors in accordance with the Corporation's Certificate of Incorporation and the Oklahoma General Corporation Act.

Section 5. Charter Provisions. In case of conflict between a provision in these Bylaws and a provision in the Certificate of Incorporation of the Corporation, the charter provision shall govern.

           Signed this 16th day of July, 1997.


                                   /s/ ROGER P. BARESEL
                                  ------------------------------------
                                       Roger P. Baresel, Secretary